EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to WeWin Group Corp. (the “Company”) 2018 Employee, Director and Consultant Stock Plan, of our report dated April 12, 2017, with respect to the financial statements as of December 31, 2016 included in its December 31, 2017 Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

/s/ Pritchett Siler & Hardy, P.C.

Salt Lake City, Utah

September 10, 2018